Exhibit 99.1

Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
516.587.5000

HAIN CELESTIAL ANNOUNCES HIGHEST QUARTERLY AND
FISCAL YEAR NET SALES IN THE COMPANY'S HISTORY

Hain Celestial US Surpasses $1 Billion in Net Sales

Fiscal Year 2014 Guidance
Net Sales of $2.025 to $2.050 Billion
$2.95 to $3.05 Earnings per Diluted Share

Lake Success, NY, August 21, 2013-The Hain Celestial Group, Inc. (NASDAQ: HAIN) a leading organic and natural products company providing consumers with A Healthier Way of Life™, today reported results for the fourth quarter and fiscal year ended June 30, 2013.

PERFORMANCE HIGHLIGHTS

Fourth Quarter Fiscal Year 2013

•	Record net sales of $463.5 million, a 32.1% increase

•	GAAP earnings per diluted share of $0.53, a 6.0% increase

•	Adjusted earnings per diluted share of $0.65, a 38.3% increase

•	Adjusted EBITDA of $62.7 million, a 37.4% increase

Fiscal Year 2013

•	Record net sales of $1,734.7 million, a 25.9% increase

•	GAAP earnings per diluted share of $2.41, a 39.3% increase

•	Adjusted earnings per diluted share of $2.53, a 34.6% increase

•	Record Adjusted EBITDA of $235.8 million, a 31.7% increase

“With record net sales, the highest in the Company's history, we delivered a strong finish to the end of our fiscal year, and I am pleased with the results,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Our US business achieved outstanding sales along with improvements in other key performance measures. Hain Daniels delivered increased results as it transitioned to a growing, more profitable platform in the UK, which we believe is well-positioned for accelerated growth. Our Rest of World segment, which includes Canada and Continental Europe, also delivered solid results.”

Fourth Quarter 2013
Worldwide net sales for the fourth quarter of fiscal year 2013 were a record $463.5 million, an increase of 32.1% compared to net sales of $350.8 million in the prior year fourth quarter. Hain Celestial US reported record net sales of $285.2 million, a 17.6% increase. In the United Kingdom, Hain Daniels' net sales were a record $121.1 million. The Rest of World segment reported net sales of $57.1 million. The Company had strong brand contribution across various sales channels led by double-digit growth from Earth's Best®, MaraNatha®, Spectrum®, The Greek Gods®, Linda McCartney®, Danival®, Alba Botanica® and Jason®. Net sales also included sales of brands acquired during fiscal year 2013 including Hartley's®, Ella's Kitchen®, BluePrint™ and Sun-Pat®.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Company earned income from continuing operations of $25.9 million compared to $35.7 million in the prior year fourth quarter and reported earnings per diluted share from continuing operations of $0.53 compared to $0.77 in the prior year fourth quarter. The prior year fourth quarter included the benefit of the reversal of contingent consideration in the amount of $15.5 million, or $0.33 per diluted share, from an earlier acquisition. Adjusted income from continuing operations was $31.7 million compared to $21.6 million, a 46.5% increase, and adjusted earnings per diluted share from continuing operations was $0.65 compared to $0.47 in the prior year fourth quarter. Adjusted amounts exclude a discrete tax benefit, acquisition-related expenses, integration and restructuring charges, factory start-up costs and unrealized currency gains.

Fiscal Year 2013
Worldwide net sales for fiscal year 2013 were a record $1,734.7 million, an increase of 25.9% compared to net sales of $1,378.2 million in the prior year. Hain Celestial US reported record net sales of $1,095.9 million, a 10.5% increase. In the United Kingdom, Hain Daniels' net sales were a record $420.4 million. The Rest of World segment net sales were $218.4 million. The Company had strong brand contribution across various sales channels led by double-digit growth from Earth's Best®, MaraNatha®, Spectrum®, The Greek Gods®, Garden of Eatin'®, Imagine® Europe's Best®, Linda McCartney®, Westbrae®, Hain Pure Foods®, Alba Botanica® and Jason®. Net sales also included sales of brands acquired during fiscal year 2013 including Hartley's®, Ella's Kitchen®, BluePrint™, Robertson's® and Sun-Pat®.

The Company earned income from continuing operations of $119.8 million compared to $94.2 million in the prior year and reported earnings per diluted share from continuing operations of $2.52 compared to $2.05 in the prior year. Adjusted income from continuing operations was $120.2 million compared to $86.2 million, a 39.5% increase, and adjusted earnings per diluted share from continuing operations was $2.53 compared to $1.88 in the prior year. Adjusted amounts exclude one-time tax items, acquisition-related expenses, integration and restructuring charges, factory start-up costs and a reserve for litigation. Adjusted EBITDA reached a new high of $235.8 million during the fiscal year ended June 30, 2013.

Fiscal Year 2013 Highlights
The Company highlighted several of its accomplishments during fiscal year 2013:

•	Completed three strategic acquisitions:

•	The Ambient Grocery Brands from Premier Foods, including market leading Hartley's® jams and Sun-Pat® peanut butter, along with Gale's® honey and Robertson's® marmalade in the United Kingdom;

•	BluePrint™ brand, a leader in cold-pressed juice and juice beverages in the United States;

•	Ella's Kitchen® brand, a leader in premium organic baby food, sold principally in the United Kingdom, United States and Scandinavia;

•	Divested non-core sandwich business and private label chilled ready meals operations in the United Kingdom;

•	Eliminated certain unprofitable private label sales in the United Kingdom;

•	Surpassed $1 billion in net sales in the United States;

•	Drove global product innovation and introduced over 300 new products worldwide;

•	Secured five-year agreement to provide an extensive range of desserts in the United Kingdom, which commenced shipping late in the fiscal year;

•	Developed and implemented a strategic plan to restructure and integrate the operations in the United Kingdom;

•	Constructed new or expanded facilities in the United States, United Kingdom and Europe in order to meet the increasing demand for the Company's products;

•	Delivered in excess of $30 million in productivity savings;

•	Secured expanded credit facility with multi-currency borrowing capability and lower interest rate margins;

•	Achieved record adjusted EBITDA of $235.8 million; and

•	Surpassed $1 billion in shareholders' equity reaching $1.2 billion at June 30, 2013

“Our business continues to benefit from strong growth trends across our organic and natural brand portfolio. As we approach the 20th anniversary of the Company, we are better positioned than ever before to execute on our strategic initiatives and capitalize on the tremendous opportunities in front of us,” concluded Irwin Simon.

Fiscal Year 2014 Guidance
The Company provided annual guidance for fiscal year 2014.

•	Total net sales range of $2.025 billion to $2.050 billion; an increase of approximately 17% as compared to fiscal year 2013.

•	Earnings range of $2.95 to $3.05 per diluted share; an increase of 16% to 20% as compared to fiscal year 2013.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, factory start-up costs, unrealized currency losses, reserves for litigation settlements and non-recurring tax items that have been or may be incurred during the Company's fiscal year 2014, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions. Historically, the Company's sales and earnings are strongest in its second and third quarters.

Appointment of New Chief Financial Officer
The Company also announced in a separate press release the appointment of Stephen J. Smith as Executive Vice President and Chief Financial Officer, effective September 3, 2013. The planned retirement of Ira J. Lamel as Chief Financial Officer, effective August 31, 2013, was previously announced on September 5, 2012. The Company expects to continue working with Ira Lamel as Special Advisor to the Chief Executive Officer on various business development opportunities.

Segment Results
The Company's operations are organized into geographic segments: United States, United Kingdom and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of fourth quarter and annual results by reportable segment:

(dollars in thousands)
	United States	United Kingdom	Rest of World	Corporate and other	Consolidated
Net sales - Three months ended 6/30/13	$285,223	$121,131	$57,116	$—	$463,470
Net sales - Three months ended 6/30/12	$242,551	$56,709	$51,532	$—	$350,792
% change	17.6%	113.6%	10.8%		32.1%

Operating income - Three months ended 6/30/13	$41,993	$11,226	$4,827	$(18,313)	$39,733
Operating income - Three months ended 6/30/12	$36,720	$1,323	$4,666	$7,145	$49,854
% change	14.4%	748.5%	3.5%		(20.3)%

Operating income margin - Three months ended 6/30/13	14.7%	9.3%	8.5%		8.6%
Operating income margin - Three months ended 6/30/12	15.1%	2.3%	9.1%		14.2%

	United States	United Kingdom	Rest of World	Corporate and other	Consolidated
Net sales - Twelve months ended 6/30/13	$1,095,867	$420,408	$218,408	$—	$1,734,683
Net sales - Twelve months ended 6/30/12	$991,626	$192,352	$194,269	$—	$1,378,247
% change	10.5%	118.6%	12.4%		25.9%

Operating income - Twelve months ended 6/30/13	$177,352	$31,069	$18,671	$(52,780)	$174,312
Operating income - Twelve months ended 6/30/12	$149,791	$9,690	$13,347	$(21,300)	$151,528
% change	18.4%	220.6%	39.9%		15.0%

Operating income margin - Twelve months ended 6/30/13	16.2%	7.4%	8.5%		10.0%
Operating income margin - Twelve months ended 6/30/12	15.1%	5.0%	6.9%		11.0%

Webcast
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its fourth quarter and fiscal year 2013 results. The conference call will be webcast and available under the Investor Relations section of the Company's website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth's Best®, Ella's Kitchen®, Terra®, Garden of Eatin'®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint™, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe's Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson's Juice Co.®, Farmhouse Fare®, Hartley's®, Sun-Pat®, Gale's®, Robertson's®, Frank Cooper's®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene® and Earth's Best TenderCare®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company's expectations relating to (i) the Company's guidance for net sales and earnings per diluted share for fiscal year 2014; (ii) the growth of the UK business; and (iii) growth trends, strategic initiatives and opportunities. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to the Company's ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2014 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company's customers and consumers' product preferences, and the Company's business, financial condition and results of operations; changes in estimates or judgments related to the Company's impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company's ability to implement its business and acquisition strategy; the ability of the Company's joint venture investments to successfully execute their business plans; the Company's ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company's ability to effectively integrate its acquisitions; the Company's ability to successfully consummate its proposed divestitures; the effects on the Company's results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company's ability to increase prices on existing products; availability and retention of key personnel; the Company's reliance on third party distributors, manufacturers and suppliers; the Company's ability to maintain existing customers and secure and integrate new customers; the Company's ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of organic and natural ingredients; the loss of one or more of the Company's manufacturing facilities; the ability to use the Company's trademarks; reputational damage; product liability; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company's reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2012. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted income from continuing operations, adjusted gross profit, adjusted earnings per diluted share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three- and 12-months ended June 30, 2013 and 2012 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses, including integration and restructuring charges. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three-months and 12-months ended June 30, 2013 and 2012, EBITDA and adjusted EBITDA were calculated as follows:

	3-Months Ended		12-Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Net Income	$25,933	$23,390	$114,656	$79,225
Income taxes	8,554	8,201	34,606	39,343
Interest expense, net	5,084	3,960	17,974	15,075
Depreciation and amortization	12,571	8,089	40,093	30,460
Impairment of long lived assets	—	15,098	—	15,098
Equity in earnings of affiliates	(144)	(293)	(295)	(1,140)
Stock based compensation	3,173	1,970	13,010	8,291
EBITDA	$55,171	$60,415	$220,044	$186,352

Acquisition related expenses and restructuring charges	7,514	(14,782)	15,754	(7,281)
Adjusted EBITDA	$62,685	$45,633	$235,798	$179,071

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the fiscal year periods ended June 30, 2013 and 2012, operating free cash flow was calculated as follows:

(dollars in thousands)	12-Months Ended 6/30/2013	12-Months Ended 6/30/2012
Cash flow provided by operating activities	$120,962	$121,960
Purchases of property, plant and equipment	(72,877)	(20,427)
Operating free cash flow	$48,085	$101,533

Operating free cash flow for the fiscal year ended June 30, 2013 was $48.1 million, a decrease from $101.5 million in the prior year. The decrease was principally the result of expenditures on several major capital projects during this fiscal year, as the Company invested over $50 million more in capital projects in fiscal year 2013 as compared to a year ago.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	June 30,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,263	$29,895
Trade receivables, net	233,641	146,176
Inventories	250,175	186,440
Deferred income taxes	17,716	15,834
Other current assets	32,377	19,864
Assets of business held for sale	—	30,098
Total current assets	575,172	428,307

Property, plant and equipment, net	235,841	148,475
Goodwill, net	896,433	702,556
Trademarks and other intangible assets, net	498,235	310,378
Investments and joint ventures	46,799	45,100
Other assets	26,341	18,276
Total assets	$2,278,821	$1,653,092

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$256,946	$163,602
Income taxes payable	4,707	5,074
Current portion of long-term debt	12,477	296
Liabilities of business held for sale	—	13,336
Total current liabilities	274,130	182,308

Deferred income taxes	134,722	107,633
Other noncurrent liabilities	14,950	8,261
Long-term debt, less current portion	653,464	390,288
Total liabilities	1,077,266	688,490

Stockholders' equity:
Common stock	490	462
Additional paid-in capital	768,774	616,197
Retained earnings	489,767	375,111
Treasury stock	(30,225)	(21,785)
Accumulated other comprehensive income	(27,251)	(5,383)
Total stockholders' equity	1,201,555	964,602

Total liabilities and stockholders' equity	$2,278,821	$1,653,092

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Net sales	$463,470	$350,792	$1,734,683	$1,378,247
Cost of sales	340,748	257,392	1,259,823	995,777
Gross profit	122,722	93,400	474,860	382,470
Selling, general and administrative expenses	72,097	54,836	274,750	229,566
Amortization of acquired intangibles	3,558	2,335	12,192	8,029
Acquisition related expenses including integration and restructuring charges	7,334	(13,625)	13,606	(6,653)
Operating income	39,733	49,854	174,312	151,528
Interest expense and other expenses	5,390	4,950	20,490	17,300
Income before income taxes and equity in earnings of equity-method investees	34,343	44,904	153,822	134,228
Income tax provision	8,554	9,522	34,324	41,154
(Income) loss of equity-method investees, net of tax	(144)	(293)	(295)	(1,140)
Income from continuing operations	25,933	35,675	119,793	94,214
Loss from discontinued operations, net of tax	—	(12,285)	(5,137)	(14,989)
Net income	$25,933	$23,390	$114,656	$79,225

Basic net income per share:
From continuing operations	$0.55	$0.80	$2.59	$2.12
From discontinued operations	—	(0.28)	(0.11)	(0.33)
Net income per share - basic	$0.55	$0.52	$2.48	$1.79

Diluted net income per share:
From continuing operations	$0.53	$0.77	$2.52	$2.05
From discontinued operations	—	(0.27)	(0.11)	(0.32)
Net income per share - diluted	$0.53	$0.50	$2.41	$1.73

Weighted average common shares outstanding:
Basic	47,235	44,846	46,176	44,360
Diluted	48,543	46,392	47,572	45,847

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2013 GAAP	Adjustments	2013 Adjusted	2012 Adjusted
	(Unaudited)
Gross profit	$122,722	$2,345	$125,067	$93,400
Selling, general and administrative expenses	72,097	(289)	71,808	54,836
Amortization of acquired intangibles	3,558	—	3,558	2,335
Acquisition related (income) expenses including integration and restructuring charges	7,334	(7,334)	—	—
Operating income	39,733	9,968	49,701	36,229
Interest and other expenses, net	5,390	553	5,943	4,887
Income before income taxes and equity in earnings of equity-method investees	34,343	9,415	43,758	31,342
Income tax provision	8,554	4,160	12,714	9,898
(Income) of equity-method investees, net of tax	(144)	(504)	(648)	(190)
Income from continuing operations	$25,933	$5,759	$31,692	$21,634

Income per share from continuing operations - basic	$0.55	$0.12	$0.67	$0.48
Income per share from continuing operations - diluted	$0.53	$0.12	$0.65	$0.47
Weighted average common shares outstanding:
Basic	47,235		47,235	44,846
Diluted	48,543		48,543	46,392

	FY 2013		FY 2012
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$995	$233	$—	$—
Factory start-up costs	1,350	459	—	—
Cost of sales	2,345	692	—	—

Acquisition related integration costs	289	110	—	—
Selling, general and administrative expenses	289	110	—	—

Acquisition related fees and expenses, integration and restructuring charges	4,998	1,441	1,902	358
Contingent consideration expense (income)	2,336	888	(15,527)	—
Acquisition related (income) expenses including integration and restructuring charges	7,334	2,329	(13,625)	358

Unrealized currency impacts	(284)	(96)	—	—
Currency gain on acquisition payment	(373)	(142)	—	—
Interest accretion and other items, net	104	43	63	18
Interest and other expenses, net	(553)	(195)	63	18

Net (income) loss from HHO discontinued operation	504	—	(103)	—
After-tax (income) loss of equity-method investees	504	—	(103)	—

Release of valuation allowance on deferred tax assets	—	1,690	—	—
Increase in unrecognized tax benefits	—	(466)	—	—
Income tax provision	—	1,224	—	—

Total adjustments	$9,919	$4,160	$(13,665)	$376

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Year Ended June 30,
	2013 GAAP	Adjustments	2013 Adjusted	2012 Adjusted
	(Unaudited)
Gross profit	$474,860	$4,491	$479,351	$382,470
Selling, general and administrative expenses	274,750	(2,848)	271,902	229,566
Amortization of acquired intangibles	12,192	—	12,192	8,029
Acquisition related (income) expenses including integration and restructuring charges	13,606	(13,606)	—	—
Operating income	174,312	20,945	195,257	144,875
Interest and other expenses, net	20,490	(331)	20,159	16,565
Income before income taxes and equity in earnings of equity-method investees	153,822	21,276	175,098	128,310
Income tax provision	34,324	22,745	57,069	43,905
(Income) loss of equity-method investees, net of tax	(295)	(1,851)	(2,146)	(1,759)
Income from continuing operations	$119,793	$382	$120,175	$86,164

Income per share from continuing operations - basic	$2.59	$0.01	$2.60	$1.94
Income per share from continuing operations - diluted	$2.52	$0.01	$2.53	$1.88
Weighted average common shares outstanding:
Basic	46,176		46,176	44,360
Diluted	47,572		47,572	45,847

	FY 2013		FY 2012
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$2,582	$646	$—	$—
Factory start-up costs	1,909	649	—	—
Cost of sales	4,491	1,295	—	—

Acquisition related integration costs	873	265	—	—
Reserve for litigation settlements	1,975	751	—	—
Selling, general and administrative expenses	2,848	1,016	—	—

Acquisition related fees and expenses, integration and restructuring charges	11,270	2,999	7,974	2,582
Contingent consideration expense (income)	2,336	888	(14,627)	338
Acquisition related expenses including integration and restructuring charges	13,606	3,887	(6,653)	2,920

Unrealized currency impacts	1,598	617	—	—
Currency gain on acquisition payments	(1,769)	(690)	—	—
Interest accretion and other items, net	502	156	735	189
Interest and other expenses, net	331	83	735	189

Net (income) loss from HPP/HHO discontinued operations	1,851	—	619	—
After-tax (income) loss of equity-method investees	1,851	—	619	—

Worthless stock tax deduction	—	13,186	—	—
Release of valuation allowances on deferred tax assets	—	1,690	—	—
Discrete tax benefit resulting from enacted tax rate change	—	1,824	—	—
(Increase) decrease in unrecognized tax benefits	—	(236)	—	820
Nondeductible acquisition related transaction expenses	—	—	—	(1,178)
Income tax provision	—	16,464	—	(358)

Total adjustments	$23,127	$22,745	$(5,299)	$2,751